                                                                  EXHIBIT 10.8.3


                              ASSIGNMENT OF LEASE

     This Assignment of Lease ("Assignment"), made and entered into as of the 24th day of April, 1997, by and among Tom Thumb Glove Co., Inc. ("Tenant"), Ansell Edmont Industrial, Inc. ("Assignee") and River Road Properties, Inc. ("Landlord"):

                              W I T N E S S E T H:

     WHEREAS, Landlord and Tenant have entered into that certain Lease Agreement dated March 1, 1995 (the "Lease").

     WHEREAS, the Lease demises that property specifically described on Exhibit A attached hereto (the "Premises"), all as more particularly described in the Lease, a copy of which, along with all subsequent amendments, previously have been delivered to Assignee which acknowledges receipt by execution of this Agreement.

     WHEREAS, (a) Tenant desires to assign its interest in the Lease to Assignee, (b) Assignee desires to accept such assignment and assume all obligations as tenant under the Lease, (c) Landlord is willing to consent to said Assignment on the terms and conditions hereinafter set forth, effective 12:01 a.m. on April 24, 1997 ("Effective Time").

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. ASSIGNMENT BY TENANT. Tenant hereby transfers, assigns and sets over to Assignee all of Tenant's right, title and interest in and to the Lease as of the Effective Time.

     2. ACCEPTANCE AND ASSUMPTION BY ASSIGNEE. Assignee (and if Assignee consists of more than one person or entity, each of them jointly and severally) hereby accepts the foregoing assignment of Tenant's right, title and interest in and to the Lease and assumes and agrees to make all future payments as they come due under the Lease and to perform and keep all covenants, agreements and obligations contained in the Lease to be made, kept and performed as the tenant thereunder. Assignee shall make no further assignment of the Lease or sublease of the Premises demised thereby, or any part thereof, without in each case first obtaining the written consent of Landlord.

     3. CONSENT OF LANDLORD. Landlord hereby consents to the Assignment of the Lease by Tenant to Assignee on the terms contained above.

     4. ESTOPPEL. Landlord represents and states that as of the Effective Time, Tenant has paid all rent due to date, and that to the best of Landlord's knowledge the Tenant is in compliance with the remaining provisions of the Lease.

     5. SEVERABILITY. The invalidity, illegality or unenforceability of any provisions hereof, shall not in any way affect, impair, invalidate or render unenforceable this Assignment or any provision hereof.

     6. FULL FORCE AND EFFECT. Except to the extent modified hereby, all of the terms of the Lease shall remain in full force and effect.

     IN WITNESS WHEREOF, Landlord, Tenant and Assignee have executed this Assignment as of the date set forth above.


       LANDLORD:                                          TENANT:

River Road Properties, Inc.                       Tom Thumb Glove Co., Inc.


BY:  Earnest R. Ryder                             BY:  /s/ Howard E. Plemmons
     -----------------------                          -----------------------
ITS: President                                    ITS: President


         ASSIGNEE:

Ansell Edmont Industrial, Inc.

BY:  William J. Reed
     -----------------------------
ITS: President

                                   EXHIBIT A

                               LEGAL DESCRIPTION

     BEING all of that real property described in that certain deed recorded in Book 734, Page 894 in the office of the Register of Deeds of Wilkes County, North Carolina, which said deed is incorporated fully herein for a more certain and adequate description.

     Excepted from the real property herein described are those three areas, marked A, B and C on Exhibit B, attached hereto and incorporated fully herein by reference, which have been previously leased to Thom McAn Manufacturing, Inc. or Melville Corporation.

                                   EXHIBIT B

                           (FLOOR PLAN APPEARS HERE)

                            TOM THUMB GLOVE CO., INC.
                                 P.O. DRAWER 640
                        WILKESBORO, NORTH CAROLINA 28697

                                  April 4, 1997

River Road Properties Inc.
c/o E. Ray Ryder
206 Ivy Lane
Wilkesboro, NC 28697

          Re:     REQUEST TO ASSIGN LEASE AGREEMENT

Dear Ray:

         Reference is made to the lease agreement between River Road Properties, Inc. ("River Road") and Tom Thumb Glove Co., Inc. ("Tom Thumb"), a copy of which is attached as Exhibit A hereto (the "Agreement").

         Tom Thumb proposes to sell substantially all of its assets, including an assignment of its rights and obligations under the Agreement, to Ansell Edmont Industrial Inc. ("Ansell Edmont"). Ansell Edmont is a major manufacturer of industrial gloves headquartered in Atlanta, Georgia, and is a wholly-owned subsidiary of Pacific Dunlop Holdings, Inc.

         Tom Thumb hereby requests River Road's written consent to such assignment of the Agreement to Ansell Edmont. Please indicate River Road's consent by signing the enclosed copy of this letter in the space provided below and returning it to me as soon as possible.

         Inasmuch as the proposed sale to Ansell Edmont is planned for April 11, 1997, your prompt attention to this letter is respectfully requested.

         Please call me to discuss any questions you have about Tom Thumb's request. Thank you for your attention to this matter.

                               Sincerely,

                               Tom Thumb Glove Co., Inc.

                               By: /s/ Howard E. Plemmons
                                  ------------------------------

The above requested consent to
assignment is hereby given:

RIVER ROAD PROPERTIES, INC.

By:  /s/ Earnest R. Ryder
   ------------------------
Its: President
    -----------------------
Date:  April 7th, 1997
     ----------------------
Enclosures

                                                                      EXHIBIT A

NORTH CAROLINA
                                             LEASE AGREEMENT
WILKES COUNTY

         THIS LEASE AGREEMENT, made and entered into as of the 1st day of March, 1995, by and between RIVER ROAD PROPERTIES, INC., a corporation lawfully present and doing business in North Carolina, with its principal office and place of business in Wilkes County, North Carolina (hereinafter "LESSOR") and TOM
THUMB GLOVE CO., INC., a corporation lawfully present and doing business in North Carolina, with its principal office and place of business in Wilkes County, North Carolina (hereinafter "LESSEE").

                              W I T N E S S E T H:
                              ---------------------

         Subject to the terms and conditions hereinafter stated, Lessor does hereby let and lease unto Lessee, and Lessee does hereby accept as tenant, that certain tract or parcel of land, with improvements thereon, lying and being in the Town of Wilkesboro, Wilkes County, North Carolina, more specifically described, as follows:

         BEING all of that real property described in that certain deed recorded in Book 734, Page 894 in the office of the Register of Deeds of Wilkes County, North Carolina. A copy of said deed is attached hereto, marked as Exhibit A, and incorporated fully herein for a more certain and adequate description.

         Excepted from the real property herein described and not subject to the terms of this Lease Agreement are those three areas, marked A, B, and C on Exhibit B, attached hereto and incorporated fully herein by reference, which have been previously leased to Thom McAn Manufacturing, Inc. or Melville Corporation.

         This Lease is made upon the following terms and conditions:

         1. This Lease shall begin as of the effective date hereof and, subject to Lessee's option to renew or unless sooner terminated as herein provided, shall exist and continue until 11:59 p.m. on the 31st day of March, 2000. It is expressly understood and agreed, moreover, that if Lessee should remain in possession of the leased premises after the termination of said term or any renewal or extension thereof, Lessee shall be considered a tenant from month to month under all terms and provisions of this Agreement, which shall continue in full force and effect during the entire period of such holding over.

         2. During the original term hereof and as base rental for the leased premises, Lessee shall pay, or cause to be paid, without notice or demand therefor, the sum of $15,000 per month. Such sums shall be due and payable, in advance, on or before the 10th day of each applicable month hereunder. All such rental shall be paid to Lessor at its address, hereinafter stated.

         3. Should Lessee faithfully comply with all of the terms and provisions of this Agreement on its part to be kept and performed and not otherwise be in default hereunder, Lessee shall have the right to renew or extend the term of this Agreement for an additional period of 60 consecutive calendar months, commencing April 1, 2000, and expiring at 11:59 p.m. on March 31, 2005. As base rental for the leased premises during any such renewal term, Lessee shall pay, or cause to be paid, without notice or demand therefor, a monthly sum obtained by multiplying $15,000 by a fraction, the numerator of which is the Consumer Price Index for All Urban Consumers (1982-1984 equals 100) relating to Charlotte, North Carolina as published by the Bureau of Labor Statistics, U.S. Department of Labor (or if that Index is not available for Charlotte, North Carolina, then an available index for the metropolitan area geographically nearest to Charlotte, North Carolina, published by the Bureau or its successors, or if none, by any other instrumentality of the United States or the State of North Carolina), (referred to in this Lease as "CPI-U"), for the month of April, 2000 and the denominator of which is the CPI-U for the month of March, 1995. Notwithstanding anything to the contrary in this Agreement, in no event shall the monthly base rental be less than the sum of $15,000. Should Lessee elect to renew and extend the term of this Agreement, Lessee must notify Lessor, in writing, at least 90 days prior to the expiration of the original term hereof. In the event Lessee exercises its option to renew, all terms and conditions of this Agreement, excepting only increased rental, shall continue in full force and effect.

         4. As additional rental during the original term and any renewal or extension hereof, Lessee shall pay the total costs of all applicable ad valorem taxes, insurance premiums, and all required or necessary maintenance to the leased premises or attributable thereto. Specifically, Lessee, at its sole cost and expense, shall maintain the leased premises in its present condition and state of repair, reasonable wear and tear and damage by fire or other casualty, excepted. Lessee shall further pay all personal property taxes assessed against its equipment and personal property located upon or within the leased premises.

          5. Lessee, at its sole cost and expense, shall maintain that amount of hazard insurance and public liability insurance upon the leased premises as Lessor may reasonably require. All of such policies of insurance shall name Lessor, together with Lessor's lender, if applicable, as the owner and mortgagee, respectively, of the leased premises and as additional insureds, to the fullest extent of their insurable interests. All hazard insurance shall be at least in the amount of the full replacement value of the improvements located upon the leased premises. Lessor shall be entitled to receive and retain, as its property, any and all proceeds paid under such policies of insurance received on account of damage or destruction to the improvements located upon the leased premises.

         6. If, during the term of this Lease, the main structure forming a part of the leased premises is damaged by fire or other casualty to an extent equal to, or less than, 40% of the then tax appraised value of the said building, as said value is then determined by the office of Wilkes County Tax Supervisor, Lessor shall repair said structure with all reasonable efforts, and Lessee shall be allowed a proportionate reduction of rent during the time the repairs are being made, excepting (a) if Lessee is able to use and occupy the leased premises without substantial inconvenience, or (b) if repairs are delayed because of any act or failure on the part of Lessee. In either of such events, Lessee shall not be entitled to any reduction of rental. For greater certainty, the main structure located upon the leased premises is the brick and masonry building formerly occupied by Thom McAn Manufacturing Company.

         Damage or destruction of only the main structure of the leased premises by fire in excess of the value stipulated above during the term of this Lease Agreement shall result in this Lease Agreement being declared void, and all rights, responsibilities, and duties of the parties, one to the other, for the unexpired part of the term of this Lease Agreement shall terminate.

         7. If, at any time during the term of this Lease, Lessee shall be adjudged bankrupt or insolvent by any federal or state court of competent jurisdiction, or should a receiver be appointed for Lessee or any of its assets, Lessor may, at its option, immediately declare this Lease terminated and canceled and take possession of the leased premises.

         8. Lessee may not assign this Lease, or sublet any part or all of the leased premises, without the express written consent of Lessor, which such consent will not be unreasonably withheld. Any such permitted assignment or subletting will not relieve Lessee of its duties and liabilities hereunder.

         9. If the whole, or any part, of the main structure located upon the leased premises shall be taken or condemned by competent authority in the exercise of the power of eminent domain, or deeded under threat thereof, this Lease Agreement shall automatically terminate on the date of such taking and any prepaid rental hereunder shall be prorated to the date of such taking. Lessor shall be entitled to receive the entire condemnation award for and on account of the taking of any portion or all of such real property, in any and every such event. Should any portion of the leased premises, other than the main structure located thereon, be taken or condemned by competent authority in the exercise of the power of eminent domain, or deeded under threat thereof, this Lease

Agreement shall continue in full force and effect, without reduction in the rental to be paid by Lessee hereunder.

          10. Throughout the entire term hereof, Lessee will indemnify Lessor and save it harmless from and against any and all claims, actions, demands, liability, and expense in connection with Lessee's execution and entering into this Lease Agreement, and loss of life, personal injury, or damage to property occurring in or about, or arising out of, the leased premises, or occasioned wholly or in part by any act or omission of Lessee, its agents, licensees, assignees, sublessees, customers, or employees. In the event Lessor shall be made a party to any litigation, commenced by or against Lessee, its agents, licensees, assignees, sublessees, customers, or employees, then Lessee shall protect and hold Lessor harmless and shall pay all costs, expenses, and reasonable attorneys' fees incurred or paid by Lessor in connection with such litigation.

          11. Lessee covenants and agrees that it will maintain, or cause to be maintained, the leased premises in a good condition and state of repair; that it will not commit, or allow to be permitted, any unlawful act upon the leased premises; and, that it will surrender the leased premises and improvements at the end of the term hereof in at least as good a condition and state of repair, as the same where in at the inception hereof, reasonable wear and tear and damage by fire or other casualty excepted.

          12. This Lease is executed and accepted specifically subject to all lawful governmental zoning, environmental, and water shed ordinances and regulations, now in force or hereafter adopted which in any manner affect the use of the leased premises. This Agreement is further subject to those reservations and applicable restrictions set forth in the deed, hereinabove referred to.

          13. During the term of this Lease, and any permitted extension or renewal hereof, Lessor and its agent(s) or other representative(s) shall have the right to enter upon the leased premises, or any part thereof, at any and every hour and time for the purpose of examining the same.

          14. Any notices hereunder shall be sent to the respective parties, and rental hereunder shall be paid by Lessee to Lessor, at the addresses as follow:

                   LESSOR:

                   River Road Properties, Inc.
                   c/o E. Ray Ryder
                   206 Ivy Lane
                   Wilkesboro, NC 28697

                  LESSEE:

                  Tom Thumb Glove Co., Inc.
                  P.O. Drawer 640
                  Wilkesboro, NC 28697

         15. Lessee, upon the payment of rental and the performance of all of the terms of this Lease, shall have the right to peaceful and quiet possession of the leased premises, without disturbance or claim by Lessor, or from any person, firm, or corporation claiming under or through Lessor.

         16. Lessee specifically covenants and agrees that it has fully inspected the leased premises and improvements, and that it accepts the same in their present condition, "as is - where is."

         17. Should Lessee default in its payment of rental or in the perf-ormance of any of the terms of this Lease on its part to be kept and performed, Lessor, at its option, shall have the right to immediate possession of the leased premises, together with the right to enter upon the leased premises and remove Lessee and its personal property therefrom, without resort to any other person or Court for authority.

         18. This Lease Agreement embodies the entire agreement between the parties hereto pertaining to the leased premises, and supersedes and replaces any prior agreements regarding the leased premises. The same shall not be modified or amended, except in writing duly signed by the parties to be charged thereby.

         19. The laws of the State of North Carolina shall govern the validity, interpretation, performance, and enforcement of this Lease Agreement.

         20. All rights, options, and remedies of Lessor contained in this Lease Agreement shall be construed and held to be cumulative, and no one of them shall be exclusive of any other. Lessor shall have the right to pursue any one or all of such remedies or any other remedy or relief that may be provided by law, whether or not stated in this Lease Agreement. Any waiver by Lessor of Lessee's breach or failure to perform any of the applicable terms of this Agreement shall not be deemed to be a waiver of any such future breach or default by Lessee.

     IN WITNESS WHEREOF, the parties have properly executed this Agreement, under seal and in duplicate originals, one of which being retained by each of the parties, as of the effective date first hereinabove stated and on the date set forth in the acknowledgments of the respective parties.

ATTEST:                                LESSOR:

/s/ Steven R. Ryder                    RIVER ROAD PROPERTIES, INC.
---------------------------
__________ Secretary                   By: /s/ Ray Ryder
                                          ----------------------------------
[CORPORATE SEAL]                          President



ATTEST:                                LESSEE:

/s/ Wanda H. Adams                     TOM THUMB GLOVE CO., INC.
---------------------------
__________ Secretary                   By: /s/ Howard E. Plemmons
                                          ----------------------------------
[CORPORATE SEAL]                          ________ President



NORTH CAROLINA

WILKES COUNTY

     I, a Notary Public, certify that Steve Ryder, personally came before me this day and acknowledged that (s)he is ___________ Secretary of RIVER ROAD PROPERTIES, INC., a North Carolina corporation, and that by authority duly given and as the act of the Corporation, the foregoing instrument was signed in its name by its ___________ President, sealed with its corporate seal and attested by Steve Ryder as its _________ Secretary.

     Witness my hand and official stamp or seal, this 23rd day of June, 1995.


                               /s/ Paula E. Byrd
                               ---------------------------------
                               NOTARY PUBLIC


My Commission Expires: 10-25-97
                      ----------

NORTH CAROLINA

WILKES COUNTY

     I, a Notary Public, certify that Wanda Adams, personally came before me this day and acknowledged that (s)he is _____________ Secretary of TOM THUMB GLOVE CO., INC., a North Carolina corporation, and that by authority duly given and as the act of the Corporation, the foregoing instrument was signed in its name by its ___________ President, sealed with its corporate seal and attested by Wanda Adams as its ___________ Secretary.

     Witness my hand and official stamp or seal, this 23rd day of June, 1995.


                                     /s/ Paula E. Byrd
                                     ------------------------------
                                     NOTARY PUBLIC


My Commission Expires: 10-25-97
                      ----------

EXCISE TAX

NORTH CAROLINA   812.00  Real Estate Excise Tax



RECORDING TIME, BOOK AND PAGE

RICHARD L. WOODRUFF
REGISTER OF DEEDS
WILKES COUNTY, N.C.

'94 SEP 6PM 4:15

------------------------------------------------------------------------------

Tax Lot No.                          Parcel Identifier No.
           -------------------------                      ---------------------
Verified by                 County on the            day of            , 19
           -----------------             ------------       -----------    ----
by
  -----------------------------------------------------------------------------
===============================================================================
Mail after recording to   Grantee
                        -------------------------------------------------------

-------------------------------------------------------------------------------
This instrument was prepared by  H.C. Colvard, Jr., Esq.
                               ------------------------------------------------
Brief description for the Index    17.96 Acres, Wilkesboro Township
===============================================================================
                      NORTH CAROLINA GENERAL WARRANTY DEED

THIS DEED made this    6th   day of   September       19  94   , by and between
                   ----------       -----------------    ------
===============================================================================
               GRANTOR                                       GRANTEE

Thom McAn Manufacturing, Inc.                     River Road Properties, Inc.
                                                  c/o H.C. Colvard, Jr., Esq.
                                                  P.O. Box 1388
                                                  N. Wilkesboro, NC 28659

Enter in appropriate block for each party; name, address, and, if appropriate, character of entity, e.g. corporation or partnership.
===============================================================================
The designation Grantor and Grantee as used herein shall include said parties, their heirs, successors, and assigns, and shall include singular, plural, masculine, feminine or neuter as required by context.

WITNESSETH, that the Grantor, for a valuable consideration paid by the Grantee, the receipt of which is hereby acknowledged, has and by these presents does grant, bargain, sell and convey unto the Grantee in fee simple, all that
certain lot or parcel situated in the City of    Wilkesboro    ,    Wilkesboro
                                              ----------------  ---------------
Township,     Wilkes     County, North Carolina and more particularly described
          --------------
as follows:



EXHIBIT A

The foregoing description constitutes a resurvey by Jerry R. Lackey, R.L.S. L-1430 of the lands described in that prior Deed from Melville Corporation to Thom McAn Manufacturing Inc. recorded in Book 697, Page 256 in the office of the Register of Deeds of Wilkes County, North Carolina. It is the specific intent and covenant of the Grantor to convey only the lands described in said prior Deed.


The property hereinabove described was acquired by Grantor by Instrument
recorded in              Book 697, Page 256
             -------------------------------------------

A map showing the above described property is recorded in Plat Book ___________ page ___.

TO HAVE AND TO HOLD the aforesaid lot or parcel of land and all privileges and appurtenances thereto belonging to the Grantee in fee simple.

And the Grantor covenants with the Grantee, that Grantor is seized of the premises in fee simple, has the right to convey of all its encumbrances, and that Grantor will warrant and defend the title against the lawful claims of all persons

Title to the property hereinabove described is subject to the following exceptions:

     The permitted encumbrances, shown above, together with the standard public utility and Department of Transportation easements of record.


     IN WITNESS WHEREOF, the Grantor has hereunder set his hand and seal, or if corporate, has caused this instrument is to be signed in its corporate name by the duly authorized officers and its seal to be hereunder affixed by authority of its Board of Directors, this day and year ???? above written.

                             USE BLACK INK ONLY

Thom McAn Manufacturing, Inc.
------------------------------------    ---------------------------------(SEAL)
         (Corporate Name)

By: /s/ R. S. McGrady                   ---------------------------------(SEAL)
    --------------------------------
               President
---------------                         ---------------------------------(SEAL)


ATTEST:                                 ---------------------------------(SEAL)

   /s/  W. L. Hyatt
   ----------------------------------   ---------------------------------(SEAL)
           Secretary (Corporate Seal)




-------------------------------------   ---------------------------------(SEAL)
         (Corporate Name)

By:                                     ---------------------------------(SEAL)
   ----------------------------------
                       President
   ------------------                   ---------------------------------(SEAL)

ATTEST:
                                        ---------------------------------(SEAL)
--------------------------------------
            Secretary (Corporate Seal)
------------

                                   EXHIBIT B











                           (FLOOR PLAN APPEARS HERE)